SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.       )

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Check the appropriate box: [ ] Preliminary Proxy Statement
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[X] Definitive Proxy Statement [ ] Definitive Additional Materials [ ] Soliciting Material under §240.14a-12

SEVERN BANCORP, INC.
(Name of Registrant as Specified in Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Severn Bancorp, Inc.

200 Westgate Circle, Suite 200, Annapolis, Maryland  21401

March 19, 2013

To the Stockholders of Severn Bancorp, Inc.:

You are cordially invited to attend the Annual Meeting of Stockholders of Severn Bancorp, Inc. to be held on Tuesday, April 23, 2013, at 9:00 a.m. Eastern Time, at The Severn Bank Building, 200 Westgate Circle, Annapolis, MD  21401.

At the Annual Meeting, you will be asked to (i) elect three directors, each  to serve for a three-year term, (ii) ratify the appointment of ParenteBeard LLC as independent auditor of Severn Bancorp, Inc. for the year ending December 31, 2013, (iii) vote on a non-binding, advisory proposal concerning our executive compensation, and (iv) transact such other business as may properly come before the Annual Meeting or any postponements or adjournments thereof.

The Board of Directors unanimously recommends that you vote (i) FOR the election of all three of the Board’s nominees for election as directors, (ii) FOR the ratification of ParenteBeard LLC as independent auditor for Severn Bancorp, Inc., and (iii) FOR the approval of the non-binding advisory proposal concerning our executive compensation. We encourage you to read the accompanying Proxy Statement, which provides information about Severn Bancorp, Inc. and the matters to be considered at the Annual Meeting.

All stockholders and properly appointed proxy holders may attend the Annual Meeting.  Stockholders who plan to attend the meeting must present valid photo identification.  If you hold your shares in a brokerage account, please also bring proof of your share ownership, such as a broker’s statement showing that you owned shares of Severn Bancorp, Inc. on the record date of March 5, 2013 or a legal proxy from your broker or nominee.  As noted above, a legal proxy is required if you hold your shares in a brokerage account and you plan to vote in person at the Annual Meeting.  Stockholders of record will be verified against an official list available at the Annual Meeting.  Severn Bancorp, Inc. reserves the right to deny admittance to anyone who cannot adequately show proof of share ownership as of the record date.  No cameras, recording equipment, large bags, briefcases or packages will be permitted into the Annual Meeting.

It is important that your shares be represented at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, you are requested to complete, date, sign and return the enclosed proxy card in the enclosed postage paid envelope.  Any proxy given may be revoked by you in writing or in person at any time prior to its exercise.

Sincerely,

/s/

Alan J. Hyatt
Chairman, President and
Chief Executive Officer

SEVERN BANCORP, INC.
200 Westgate Circle, Suite 200
Annapolis, Maryland  21401
(410) 260-2000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON
April 23, 2013

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Severn Bancorp, Inc. will be held at The Severn Bank Building, 200 Westgate Circle, Annapolis, Maryland 21401 on Tuesday, April 23, 2013, at 9:00 a.m. Eastern Time, and at any adjournments thereof, for the following purposes, all of which are more completely set forth in the accompanying Proxy Statement:

1.	To elect Mr. Raymond S. Crosby, Mr. Eric M. Keitz and Mr. Albert W. Shields to serve as directors for a three-year term;

2.	To ratify the appointment of ParenteBeard LLC as independent auditor for Severn Bancorp, Inc. for the year ending December 31, 2013;

3.	To provide a non-binding advisory vote on Severn Bancorp Inc.’s executive compensation; and

4.	To transact such other business as may properly come before the Annual Meeting and any postponements or adjournments of the Annual Meeting.

Except for procedural matters, the Board of Directors is not aware of any other matters that may come before the Annual Meeting and any adjournments of the Annual Meeting.

Stockholders of record at the close of business on March 5, 2013 are entitled to notice of and to vote at the Annual Meeting and at any adjournments of the Annual Meeting.

By Order of the Board of Directors

/s/

Thomas G. Bevivino
Secretary
Annapolis, Maryland
March 19, 2013

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER YOU OWN. EVEN IF YOU PLAN TO BE PRESENT, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD PROMPTLY IN THE ENVELOPE PROVIDED. ANY PROXY GIVEN MAY BE REVOKED BY YOU IN WRITING OR IN PERSON AT ANY TIME PRIOR TO ITS EXERCISE.

PROXY STATEMENT FOR SEVERN BANCORP, INC. 200 WESTGATE CIRCLE, SUITE 200 ANNAPOLIS, MARYLAND 21401 (410) 260-2000

This proxy statement contains information about the annual meeting of stockholders of Severn Bancorp, Inc. to be held on Tuesday, April 23, 2013, at 9:00 a.m. Eastern Time at The Severn Bank Building, 200 Westgate Circle, Annapolis, Maryland 21401 (the “Annual Meeting”).

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why did you send me this proxy statement?

Severn Bancorp, Inc. (the “Company”) sent you this Proxy Statement and the enclosed proxy card because you were a stockholder of the Company at the close of business on March 5, 2013, the record date for the Annual Meeting (the “Record Date”).  The Company’s Board of Directors chose this day as the record date for stockholders entitled to vote at the Annual Meeting.  The Board of Directors is soliciting your proxy to be voted at the Annual Meeting.

This Proxy Statement summarizes the information you need to know to cast an informed vote at the Annual Meeting.  However, you do not need to attend the Annual Meeting to vote your shares.  Instead, you may simply complete, sign and return the enclosed proxy card.

The Company began sending this Proxy Statement, Notice of Annual Meeting and the enclosed proxy card on or about March 19, 2013 to all stockholders of record on the Record Date.  On the Record Date, there were 10,066,679 shares of the Company’s common stock issued and outstanding.  The Company’s Annual Report to Stockholders, which includes the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, accompanies this Proxy Statement.

May I attend the Annual Meeting?

All stockholders and properly appointed proxy holders may attend the Annual Meeting.  Stockholders who plan to attend the meeting must present valid photo identification.  If you hold your shares in a brokerage account, please also bring proof of your share ownership, such as a broker’s statement showing that you owned shares of the Company on the record date of March 5, 2013 or a legal proxy from your broker or nominee.  As noted above, a legal proxy is required if you hold your shares in a brokerage account and you plan to vote in person at the Annual Meeting.  Stockholders of record will be verified against an official list available at the Annual Meeting.  The Company reserves the right to deny admittance to anyone who cannot adequately show proof of share ownership as of the record date.  No cameras, recording equipment, large bags, briefcases or packages will be permitted into the Annual Meeting.

How do I vote by proxy?

You vote your proxy by completing the enclosed proxy card in accordance with its instructions, signing and dating the proxy card and returning it in the postage-paid envelope.  Your vote is important.  Whether you plan to attend the Annual Meeting or not, the Company urges you to complete, sign and date the enclosed proxy card and to return it promptly in the envelope provided.  Returning the proxy card will not affect your right to attend the Annual Meeting and vote.

If you properly fill in your proxy card and send it to us in time to vote, your “proxy” (one of the individuals named on your proxy card) will vote your shares as you have directed.  If you sign the proxy card but do not make specific choices, your proxy will vote your shares as recommended by the Board of Directors as follows:

            •           “FOR” the election of all three of the nominees for director;

•	“FOR” ratification of the appointment of ParenteBeard LLC as independent auditor for the year ending December 31, 2013; and

•	“FOR” approval of the non-binding, advisory vote on the Company’s executive compensation.

In addition, the proxy card confers authority on the proxy named in the proxy card to vote with respect to:

1.	The election of any person as a director should the nominee be unable to serve or, for good cause, will not serve;

     2.           Other proposals for which management did not have notice by February 22, 2013; and

        3.           Matters incidental to the conduct of the Annual Meeting.

On these other matters, your proxy will vote in accordance with the recommendation of the Board of Directors, or, if no recommendation is given, in their own discretion.  At the time this Proxy Statement was mailed, the Company knew of no matters that needed to be acted upon at the Annual Meeting, other than those discussed in this Proxy Statement.

If you hold your shares in “street name” through your broker, bank or other nominee, you must vote in accordance with the voting instructions provided by your broker, bank or other nominee.

How many votes do I have?

The number of votes you have is dependent on the number of shares of common stock you own.  Each share of common stock entitles you to one vote.  The proxy card indicates the number of shares of common stock that you own.

Can I change my vote after I return my proxy card?

Yes.  Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised if you file with the Secretary of the Company either a notice of revocation or a duly executed proxy bearing a later date.  You may also revoke the proxy if you attend the meeting in person and so request.  Attendance at the Annual Meeting will not by itself revoke a previously granted proxy.

How do I vote in person?

If you plan to attend the meeting and vote in person, the Company will give you a ballot form when you arrive.  However, if you hold your shares in “street name” through your broker, bank, or other nominee, you must bring a proxy card and letter from such broker, bank or other nominee authorizing you to vote the shares and indicating that you were the beneficial owner of the shares on the Record Date for voting.

What constitutes a quorum?

The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the Record Date will constitute a quorum, permitting the conduct of business at the Annual Meeting.  Proxies that are marked as abstentions and broker non-votes (described below) will be included in the calculation of the number of shares considered to be present at the Annual Meeting.

What vote is required for each proposal?

The three nominees for director who receive the most votes at the Annual Meeting will be elected.  Abstentions, “withhold authority to vote”, and broker non-votes will have no effect on the results of the vote, although they will be considered present for the purpose of determining the presence of a quorum.

To ratify the selection of the independent auditor and to approve the non-binding, advisory vote on the Company’s executive compensation, the proposal must receive the affirmative vote of a majority of the votes cast at the Annual Meeting.  Abstentions and broker non-votes will have no effect on the results of the vote, although they will be considered present for the purpose of determining the presence of a quorum.

To approve any other matter that may properly come before the Annual Meeting, generally, the proposal must receive the affirmative vote of a majority of the votes cast at the Annual Meeting.  However, there may be occasions where a greater vote is required by law, the Company’s Articles of Incorporation or Bylaws.

What is a broker non-vote?

If you are a beneficial owner whose shares are held of record by a broker, bank or other nominee, you must instruct the broker, bank or other nominee how to vote your shares. If you do not provide voting instructions, your shares will not be voted on any proposal on which the broker, bank or other nominee does not have discretionary authority to vote. This is called a “broker non-vote.” In these cases, the broker, bank or other nominee can register your shares as being present at the Annual Meeting for purposes of determining the presence of a quorum but will not be able to vote on those matters for which specific authorization is required. Under New York Stock Exchange rules, brokers are not permitted to vote shares for which they have not received instruction on how to vote on non-routine matters such as the election of directors and the non-binding, advisory vote on the Company’s executive compensation. Accordingly, it is important that beneficial owners instruct their brokers how they wish to vote their shares.

If you are a beneficial owner whose shares are held of record by a broker, bank or other nominee, your broker, bank or other nominee has discretionary voting authority to vote your shares on the ratification of ParenteBeard LLC, even if the broker, bank or other nominee does not receive voting instructions from you. However, your broker, bank or other nominee does not have discretionary authority to vote on the election of directors and the nonbinding, advisory vote on the Company’s executive compensation without instructions from you, in which case a broker non-vote will occur and your shares will not be voted on these matters.

Who will bear the costs of solicitation of proxies?

The Company will bear the costs of this solicitation, including the expense of preparing, assembling, printing and mailing this Proxy Statement and the material used in this solicitation of proxies. The proxies will be solicited principally through the mail, but directors, officers and regular employees of the Company may solicit proxies personally or by telephone. Although there is no formal agreement to do so, the Company may reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expense in forwarding these proxy materials to their principals.  In addition, the Company may pay for and utilize the services of individuals or companies it does not regularly employ in connection with the solicitation of proxies; however, the Company currently has no such arrangement.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON APRIL 23, 2013

The proxy statement for the Annual Meeting, form of proxy card, and Annual Report to Stockholders for the year ended December 31, 2012 are available at www.cfpproxy.com/5155.

Directions to the Annual Meeting are available by calling our executive offices at (410) 260-2000 during regular business hours.

STOCK OWNERSHIP

The following table shows the beneficial ownership of the Company’s common stock as of March 5, 2013, the Record Date, by (i) each director and nominee for director; (ii) the Company’s President and Chief Executive Officer, Executive Vice President and Chief Operating Officer and Senior Vice President and Chief Financial Officer; and (iii) all directors and executive officers as a group.

The securities “beneficially owned” by a person are determined in accordance with the definition of “beneficial ownership” set forth in the regulations of the Securities and Exchange Commission (“SEC”) and, accordingly, include securities as to which the person has or shares voting or investment power.  Shares of common stock which a person has the right to acquire within 60 days after the Record Date are deemed outstanding for computing the share ownership and percentage ownership of the person having such right, but are not deemed outstanding for computing the percentage of any other person.  The same shares may be beneficially owned by more than one person.  Beneficial ownership may be disclaimed as to certain of the securities.

Name of Individual	Amount and Nature of Beneficial Ownership	Percent of Class
Nominees for Director:
Raymond S. Crosby	4,050(1)	*
Eric M. Keitz	31,000(2)	*
Albert W. Shields	105,381(3)	1.0%

Directors Continuing in Office:
Alan J. Hyatt**	1,669,391(4)	16.5%
James H. Johnson, Jr.	1,000(5)	*
David S. Jones	31,075(6)	*
John A. Lamon, III	52,750(7)	*
Mary Kathleen Sulick	1,500(8)	*
Konrad M. Wayson	26,775(9)	*

Other Named Executive Officers:
Thomas G. Bevivino	53,460(10)	*
Stephen W. Lilly.	-	*
All directors, nominees for directors and executive officers as a group (11 persons)	1,943,382(11)	19.2%

*	Less than 1%.

**	Also a named executive officer for 2012.

(1)	Includes 4,050 shares owned by Mr. Crosby and his wife.

(2)	Includes 31,000 shares owned by Mr. Keitz.

(3)	Includes 86,631 shares owned by Mr. Shields, and 18,750 shares of common stock issuable upon the conversion of Series A Non-Cumulative Convertible Preferred Stock held by Mr. Shields.

(4)
Includes 95,019 shares owned by Mr. Alan Hyatt, 1,347,564 shares owned by Mr. Alan Hyatt and his wife, 23,232 shares Mr. Alan Hyatt controls as custodian for his children, 138,338 shares allocated to Mr. Alan Hyatt as a participant in the Company’s Employee Stock Ownership Plan (“ESOP”), 12,000 shares issuable upon exercise of options exercisable within 60 days of the Record Date, 7,738 shares owned by Mrs. Hyatt, 33,000 shares held by the ESOP, for which Mr. Alan Hyatt is a co-trustee, which were not allocated to the accounts of participants as of the Record Date, 6,250 shares of common stock issuable upon the conversion of Series A Non-Cumulative Convertible Preferred Stock held by Mr. Alan Hyatt, and 6,250 shares of common stock issuable upon the conversion of Series A Non-Cumulative Convertible Preferred Stock held by a company in which Mr. Alan Hyatt is the general partner.

(5)	Includes 1,000 shares owned by Mr. Johnson and his wife.

(6)
Includes 2,000 shares owned by Mr. Jones, 17,287 shares Mr. David Jones controls as custodian for his children, 7,699 shares owned by Southern Drywell, Inc., of which Mr. Jones has a 50% interest as a co-owner   and 4,089 shares owned by a trust that Mr. Jones controls as a cotrustee and beneficiary.

(7)
Includes 46,500 shares owned by Mr. Lamon and his wife, and 6,250 shares of common stock issuable upon the conversion of Series A Non-Cumulative Convertible Preferred Stock held by Mr. Lamon and his wife.

(8)	Includes 1,500 shares owned by Ms. Sulick.

(9)	Includes 20,525 shares owned by Mr. Wayson, and 6,250 shares of common stock issuable upon the conversion of Series A Non-Cumulative Convertible Preferred Stock held by Mr. Wayson

(10)
Includes 793 shares held by Mr. Bevivino and his wife, 4,542 shares allocated to Mr. Bevivino as a participant in the ESOP, 12,000 shares issuable upon exercise of options exercisable within 60 days of the Record Date, 33,000 shares held by the ESOP, for which Mr. Bevivino is a co-trustee, which were not allocated to the accounts of participants as of the Record Date, and 3,125 shares of common stock issuable upon the conversion of Series A Non-Cumulative Convertible Preferred Stock held by Mr. Bevivino and his wife.

(11)
Includes, among the other shares described above, a total of 142,880 shares allocated to the executive officers as participants in the ESOP, 33,000 shares held by the ESOP, for which a director and an executive officer act as co-trustees, which shares were not allocated as of the Record Date, a total of 24,000 shares issuable upon exercise of options exercisable within 60 days of the Record Date, and a total of 46,875 shares issuable upon the conversion of Series A Non-Cumulative Convertible Preferred Stock.

The following table presents information regarding the beneficial ownership of common stock as of March 5, 2013 by each person known to be the beneficial owner of more than 5% of the outstanding common stock of the Company.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class

Alan J. Hyatt (1)	1,669,391	16.5%
Sharon G. Hyatt 200 Westgate Circle, Suite 200 Annapolis, Maryland 21401

Louis Hyatt (2) 200 Westgate Circle, Suite 200 Annapolis, Maryland 21401	1,073,983	10.7%

Melvin E. Meekins, Jr. (3) 200 Westgate Circle, Suite 200 Annapolis, Maryland 21401	564,334	5.6%

United States Department of the Treasury (4) 1500 Pennsylvania Avenue, N.W. Washington, D.C. 20220	556,976	5.2%

(1)
Includes 95,019 shares owned by Mr. Alan Hyatt, 1,347,564 shares owned by Mr. Alan Hyatt and his wife, 23,232 shares Mr. Alan Hyatt controls as custodian for his children, 138,338 shares allocated to Mr. Alan Hyatt as a participant in the ESOP, 12,000 shares issuable upon exercise of options exercisable within 60 days of the Record Date, 7,738 shares owned by Mrs. Hyatt, 33,000 shares held by the ESOP, for which Mr. Alan Hyatt is a co-trustee, which were not allocated to the accounts of participants as of the record date, 6,250 shares of common stock issuable upon the conversion of Series A Non-Cumulative Convertible Preferred Stock held by Mr. Alan Hyatt, and 6,250 shares of common stock issuable upon the conversion of Series A Non-Cumulative Convertible Preferred Stock held by a company in which Mr. Alan Hyatt is the  general partner.

(2)
Includes 993,463 shares owned by Mr. Louis Hyatt, 61,770 shares owned by Mr. Louis Hyatt and his wife, and 18,750 shares of common stock issuable upon the conversion of Series A Non-Cumulative Convertible Preferred Stock held by Mr. Louis Hyatt and his wife.  Mr. Louis Hyatt is the father of Mr. Alan Hyatt.

(3)
Includes 236,969 shares owned by Mr. Meekins, 317,990 shares owned by Mr. Meekins and his wife, and 9,375 shares of common stock issuable upon the conversion of Series A Non-Cumulative Convertible Preferred Stock held by Mr. Meekins.

(4)
Consists of a warrant to purchase common stock issued by the Company in connection with its participation in the Capital Purchase Program of the Troubled Asset Relief Program.  Pursuant to the purchase agreement, the Department of the Treasury has agreed not to exercise voting power with respect to any common stock issued upon exercise of the warrant.  See “Proposal 3: Non-Binding Advisory Vote on Executive Compensation.”

DISCUSSION OF PROPOSALS RECOMMENDED BY THE BOARD

Proposal 1:                      Election of Directors

General.  The Company’s bylaws provide that the Board of Directors shall consist of from seven to eleven directors.  The Board of Directors currently consists of nine members divided into three classes.  Generally, the members of each class are elected for a term of three years and until their successors are elected and qualified. Typically one class is elected annually.  Mr. Raymond S. Crosby, Mr. Eric M. Keitz and Mr. Albert W. Shields are being nominated for election to a three year term.  All of the nominees are incumbent directors.

Nominees for Election. The Board of Directors has nominated the persons named below, all of whom are present members of the Board of Directors of the Company, for election as directors of the Company to serve for three year terms so as to fill one of the three director classes with three directors:

Name of Individual	Age(1)	Principal Occupation and Experience

Raymond S. Crosby	50
Raymond S. Crosby has been a director of the Company since 2012 and a director of the Bank since 2011.  Mr. Crosby is President of Crosby Marketing Communications, one of the Mid-Atlantic region’s leading advertising, public relations and digital marketing firms with headquarters in Annapolis and offices in Washington, DC.  Mr. Crosby leads a team of 50 professionals in developing national marketing and public relations programs for federal agencies, health care companies, advocacy organizations and leading corporations.  He provides high level counsel to clients and handles new business development, financial oversight and industry involvement on behalf of the firm.  He also serves on the board of directors for the Annapolis & Anne Arundel County Chamber of Commerce and the Council of Governors for the American Association of Advertising Agencies.  Mr. Crosby is a lifelong Annapolitan and graduated from the University of North Carolina at Chapel Hill.  Mr. Crosby is currently a member of the Compensation Committee and the Corporate Governance Committee.  Mr. Crosby’s many years of business experience is important to the oversight of the Company’s financial reporting, enterprise and operational risk management.

Eric M. Keitz	52
Eric M. Keitz has been a director of the Company since 2010 and a director of the Bank since 2009.  Mr. Keitz has been a practicing Certified Public Accountant since 1986 with an office in Annapolis, MD.  Mr. Keitz has extensive experience in auditing, tax, client advisory services and SEC Forms 10-K and 10-Q analysis and disclosure.   Mr. Keitz is currently Chairman of the Audit and Examining Committee and a member of the Compensation Committee, and the Corporate Governance Committee.  As a Certified Public Accountant, Mr. Keitz brings strong accounting and financial skills important to the oversight of the Company’s financial reporting, enterprise and operational risk management.

Albert W. Shields	68
Albert W. Shields has been a director of the Company and the Bank since 2003.  Mr. Shields has over 35 years experience in the real estate and development industry, and currently provides independent consulting services to business executives. He served as senior vice president of Home Depot Inc. from 2003 through 2008.  From 1986 to 2002, Mr. Shields was the chief executive officer of Floors, Inc. a flooring specialty company with thirteen centers located on the east coast.  In 2002, the company was sold to Home Depot, Inc.  Mr. Shields is a charter member of Heritage Charities and Maddy’s Day for the benefit of Lombardi Cancer Centers.  Mr. Shields is currently the Chairman of the Corporate Governance Committee, and a member of the Company’s Audit and Examining Committee, and the Compensation Committee.  Mr. Shields’ many years of business experience is important to the oversight of the Company’s financial reporting, enterprise and operational risk management.

________________________________ (1) As of December 31, 2012

Continuing Directors. The directors continuing in office whose terms will expire at the 2014 annual meeting of stockholders are:
Name of Individual	Age(1)	Principal Occupation and Experience

David S. Jones	53
David S. Jones has been a director of the Company  since 2012 and a director of the Bank since 2011.  In 1983, Mr. Jones cofounded Southern Drywell, Inc., a septic system contractor, and serves as its President.   Mr. Jones also cofounded Jones of Annapolis, Inc., a demolition and excavation contractor, in 1980 and serves as the Secretary/Treasurer.  Both companies are located in Annapolis.  He has developed, owned and leased commercial and residential real estate throughout Anne Arundel County since 1985.  Mr. Jones is currently a member of the Compensation Committee.  Mr. Jones’ many years of business experience is important to the oversight of the Company’s financial reporting, enterprise and operational risk management.

John A. Lamon III	55
John A. Lamon III has been a director of the Company since 2009 and a director of the Bank since 2008.  Mr. Lamon has been a senior account executive with G&G Outfitters, Inc. since 2000, a promotional products and marketing company that focuses on branded merchandise.  Prior to that, Mr. Lamon was president and owner of John A. Lamon & Associates, a promotional and marketing company.  Mr. Lamon was with the company for 20 years before selling the business to G&G Outfitters, Inc.  Mr. Lamon is also a partner in Kentmoor Marina in Stevensville, MD and a partner in the Chesapeake Bayhawks, a professional lacrosse team.  Mr. Lamon received his Bachelors degree from the University of Maryland, where he was a two-time All American lacrosse player.  Mr. Lamon has received the Willis Bilderback Volunteer Award and the Willie Gateau Youth Services Award.  He has served on various boards including St. Mary’s School, the Annapolis Touchdown Club, St. Mary’s Royal Blue Club and the University of Maryland M Club.  Mr. Lamon is currently Chairman of the Compensation Committee and a member of the Audit and Examining Committee and the Corporate Governance Committee. Mr. Lamon’s business and marketing experience is important to the oversight of the Company’s financial reporting, enterprise and operational risk management.

Konrad M. Wayson	51
Konrad M. Wayson has been a director of the Company since 2009 and a director of the Bank since 2008.  Mr. Wayson has served as secretary and treasurer of Hopkins & Wayson, Inc., a general contractor servicing Maryland, Washington DC and Virginia, since 1984. He has been a partner of Wayson Landholdings since its start in 1996 and currently serves as its managing partner, since 2007.  He served as chief financial officer of Childs Landscaping from 1997 to 2004 when the company was sold.  Mr. Wayson has served on the Anne Arundel Medical Foundation Board, the Anne Arundel Economic Development Corporation Board and the Anne Arundel School Board.  Mr. Wayson is currently a member of the Audit and Examining Committee, the Compensation Committee and the Corporate Governance Committee. As a treasurer and businessman, Mr. Wayson brings strong financial skills important to the oversight of the Company’s financial reporting, enterprise and operational risk management.

________________________________ (1) As of December 31, 2012

The directors continuing in office whose terms will expire at the 2015 annual meeting of stockholders are:
Name of Individual	Age(1)	Principal Occupation and Experience

Alan J. Hyatt	58
Alan J. Hyatt has been Chairman of the Board and President of the Bank since 1982, having previously served as an officer and director since 1978.  He has also served as the Chairman of the Board and President of the Company since 1990.  Mr. Hyatt has been a partner in the law firm of Hyatt & Weber, P.A., in Annapolis, Maryland, since 1978, and is a real estate broker with Hyatt Commercial, a subsidiary of the Bank, also in Annapolis, Maryland.  Mr. Hyatt serves on the Board of Trustees of the Anne Arundel Health System, Inc., and the Anne Arundel County Pension Trustee Board.  He formerly was the Chairman of the Board of the Anne Arundel Community College Foundation, Inc.  Mr. Hyatt currently spends the majority of his professional time on the affairs of the Bank and the Company and the balance on his law practice.  As an attorney and businessman, Mr. Hyatt brings strong legal and financial skills important to the oversight of the Company’s financial reporting, enterprise and operational risk management.

James H. Johnson, Jr.	65
James H. Johnson, Jr.  has been a director of the Company since 2012 and a director of the Bank since 2011.  Since April 2012, Dr. Johnson has served as the Director of the U.S. EPA's Center for Environmental Research.  He is Professor Emeritus of Civil Engineering and former dean of the College of Engineering, Architecture and Computer Sciences at Howard University.  Dr. Johnson received his B.Sc. from Howard University, M.Sc. from the University of Illinois and Ph.D. from the University of Delaware.  Dr. Johnson also serves as a member of the Anne Arundel Community College (MD) Board of Trustees. Previous board and committee activities include past Chair of U.S. EPA Board of Scientific Counselors, past Chair of the U.S. EPA National Advisory Council for Environmental Policy and Technology, and member of the National Research Council’s (NRC) Division of Earth and Life Studies oversight  committee, U.S. EPA Science Advisory Board, the NRC Boards on Radioactive Waste Management and Environmental Studies and Toxicology, and the American Society of Civil Engineering Foundation Board.  Mr. Johnson is currently a member of the Corporate Governance Committee.  Mr. Johnson’s many years of education and government experience is important to the oversight of the Company’s financial reporting, enterprise and operational risk management.

Mary Kathleen Sulick	61
Kathleen Sulick has been a director of the Company since 2012 and a director of the Bank since 2011.  Ms. Sulick has been a Certified Public Accountant since 1989 and received the Personal Financial Specialist certification from the AICPA in 2008.  Ms. Sulick joined HeimLantz Financial Advisors in 2002, after leaving her position as Finance Director of the City of Annapolis.  She became a partner of the firm in 2009.  A native of Annapolis, Ms. Sulick graduated magna cum laude from Christopher Newport University in Newport News, Virginia with a Bachelor of Science degree in Accounting in 1981. She went on to further her education through graduate work in Finance at the University of Maryland.  Ms. Sulick has over 27 years of experience in accounting and she began her accounting and finance career with the Maryland General Assembly in 1983.  A 1998 graduate of  Leadership Anne Arundel, Ms. Sulick is active in many community and professional organizations.  Currently she serves on the City of Annapolis Police and Fire Retirement Plan Committee and Anne Arundel County Pension Trustee Board.  She also serves on the Board of Directors of Hospice of the Chesapeake and The Summit School as well as  being an active member of the Annapolis Rotary Club. Her professional organization memberships include the American Institute of Certified Public Accountants (AICPA), Personal Financial Planning division and the Financial Planning Association.  As a Certified Public Accountant, Ms. Sulick is currently a member of the Audit and Examining Committee.  Ms. Sulick brings strong accounting and financial skills important to the oversight of the Company’s financial reporting, enterprise and operational risk management.

________________________________ (1) As of December 31, 2012

The Board of Directors and Committees.  The Company’s Board of Directors generally meets on a monthly basis, or as needed.  During the year ended December 31, 2012, the Company’s Board of Directors met twelve times.  No director attended fewer than 75% in the aggregate of (a) the total number of Board meetings held while the director was a member during the year ended December 31, 2012 and (b) the total number of meetings held by committees on which the director served during the year ended December 31, 2012.

The Board of Directors has a standing Corporate Governance Committee, Nominating Committee, Compensation Committee and Audit and Examining Committee.

It is the policy of the Board of Directors to encourage directors to attend each annual meeting of stockholders.  Such attendance allows for direct interaction between stockholders and members of the Board of Directors.  All the directors attended the 2012 Annual Meeting of Stockholders.

Director Independence.  The Board of Directors examines the independence of the Company’s directors on an annual basis in both fact and appearance to promote arms-length oversight.  Based upon the definition of an “independent director” under the Nasdaq Listing Rules, the Board of Directors has determined that the Company has a majority of “independent” directors that comprise its Board as required by the corporate governance rules of Nasdaq.  Independent directors consist of: Raymond S. Crosby, James H. Johnson, Jr., David S. Jones, Eric M. Keitz, John A. Lamon III, Albert W. Shields, Mary Kathleen Sulick and Konrad Wayson.  The Board determined that these directors are independent because they are not executive officers or employees of the Company and otherwise satisfy all of the Nasdaq independence requirements and, in the opinion of the Board of Directors, are not individuals having a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. As an employee of the Bank, Mr. Alan J. Hyatt is not considered independent.  In 2012, Messrs. Ronald Pennington, T. Theodore Schultz and Melvin E. Meekins, Jr. were members of the Board of Directors until their retirement at the annual meeting of shareholders in April 2012.  Messrs. Pennington and Schultz were considered independent under Nasdaq Listing Rules.  Mr. Meekins, as a former employee, was not considered independent.

Board Leadership Structure.  The Board of Directors believe that the Company’s Chief Executive Officer is best situated to serve as Chairman because he is the director most familiar with the Company’s business and industry, and most capable of effectively identifying strategic priorities and leading the discussion and execution of strategy.  The Board believes this provides an efficient and effective leadership model for the Company.  The Board believes that combining the Chairman and Chief Executive Officer roles fosters clear accountability, effective decision-making, and alignment on corporate strategy.  In addition, this structure facilitates the flow of information between management and the Board.  To assure effective independent oversight, and because the Company does not have a lead independent director, the Board has adopted a number of governance practices, including:

•	A strong, independent director role;

•	Regular executive sessions of the independent directors; and

•	Annual performance evaluations of the Chairman and Chief Executive Officer by the independent directors.

The Board believes that the combined role of Chairman and Chief Executive Officer is in the best interest of stockholders because it provides the appropriate balance between strategic development and independent oversight of management.

Risk Management.  The Board of Directors has an active role, as a whole and also at the committee level, in overseeing management of the Company’s risks.  The Board reviews monthly information regarding the Company’s credit, liquidity and operations, as well as the risks associated with each.  The Company’s Compensation Committee is responsible for overseeing the management of risks relating to the Company’s executive compensation plans and arrangements.  The Audit and Examining Committee oversees management of financial risks.  The Nominating Committee and Corporate Governance Committee each manages risks associated with the independence of the Board of Directors and potential conflicts of interest.  While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board of Directors is regularly informed through committee reports about such risks.

The Board of Directors, together with the Audit and Examining, Corporate Governance and Compensation Committees of the Board, coordinate with each other to provide enterprise-wide oversight of our management and handling of risk. These committees report regularly to the entire Board of Directors on risk-related matters and provide the Board of Directors with integrated insight about the Company’s management of strategic, credit, interest rate, financial reporting, technology, liquidity, compliance, operational and reputational risks. While the Company has not developed an enterprise-wide risk statement, the Board of Directors believes that sound credit underwriting to manage credit risk and a conservative investment portfolio to manage liquidity and interest rate risk contribute to an effective oversight of the Company’s risk.

 At meetings of the Board of Directors and its committees, directors receive regular updates from management regarding risk management. Outside of formal meetings, the Board, its committees and individual Board members have regular access to senior executives, including the Chief Executive Officer, Chief Operating Officer and Chief Financial Officer.

Corporate Governance Committee

The Company’s Corporate Governance Committee is comprised of at least three members, each appointed by the Board of Directors, and is responsible for developing a set of corporate governance policies for the Company.  The Corporate Governance Committee consists of: Albert W. Shields, Chairman, Raymond S. Crosby, James H. Johnson, Jr., Eric M. Keitz, John A. Lamon III and Konrad Wayson.  The Corporate Governance Committee met three times in 2012.  The Corporate Governance Committee, in addition to setting corporate governance policies of the Company, is responsible for establishing criteria for selecting new directors, and identifying, screening and recruiting new directors.  In addition, the Corporate Governance Committee will select members for the various Board of Director committees, determine director and committee member compensation, and consider the institution of a process for stockholders to submit recommendations of director candidates and to communicate with the Board. The Corporate Governance Committee’s responsibilities are described in a written charter that was adopted by the Board of Directors, a copy of which is available on the Company’s website www.severnbank.com.

Nominating Committee

The Company’s Nominating Committee consists of the full Board of Directors, however, only the independent directors may vote on approval of nominations.  There is no written charter.  The Board has determined that the following directors are independent as defined under the Nasdaq Listing Rules:  Raymond S. Crosby, James H. Johnson, Jr., David S. Jones, Eric M. Keitz, John A. Lamon III, Albert W. Shields, Mary Kathleen Sulick and Konrad Wayson.  Alan J. Hyatt is not independent as defined under the Nasdaq Listing Rules. While the Nominating Committee will consider nominees recommended by stockholders, it has not actively solicited recommendations from stockholders for nominees nor established any procedures for this purpose, other than the procedures contained in the Bylaws concerning nominations of candidates by stockholders.  The Company’s Bylaws provide that if a stockholder wishes to submit nominations for directors, it should be done in writing and sent to the Secretary of the Company at least 60 days prior to the Annual Meeting of Stockholders.  The Company’s Board, in its capacity as the Nominating Committee, met three times during 2012.  This year’s nominees were selected by the full Board and approved by the independent directors after evaluating each nominee’s general business acumen and knowledge of the Company and its business activities and prior service on the Bank’s board.  In addition to the aforementioned criteria, the Board considers the investment in the Company made by the nominee as demonstrated by the number of shares owned by such nominee.  The Nominating Committee is seeking Board membership that reflects diversity in its broadest sense, including persons diverse in professional backgrounds, gender and ethnicity.  The Board’s process for identifying and evaluating director nominees relates to the general business acumen and knowledge of the Company and its business activities.  Board membership longevity is also evaluated when considering the nomination of current Board members.  There was no third party paid to identify or assist in finding candidates for the Board of Directors.

Compensation Committee

The Company has no compensation committee because the Company has no employees.  The executive officers of the Company are employed and paid by the Bank.  The Bank has a Compensation Committee, the primary functions of which are to determine the compensation of the Company’s executive officers and to administer the Company’s equity compensation plans.  The role of the Compensation Committee is described in greater detail under the section entitled “Executive and Director Compensation - Background.” The Compensation Committee consists of: John A. Lamon III, Chairman,  Eric M. Keitz, Raymond S. Crosby, David S. Jones, Albert W. Shields and Konrad M. Wayson.  Each of the members of the Bank’s Compensation Committee is independent under the Nasdaq Listing Rules, as currently in effect.  The Compensation Committee’s responsibilities are described in a written charter that was adopted by the Board of Directors, a copy of which is available on the Company’s website www.severnbank.com. The Compensation Committee met two times in 2012.

Scope of Authority of the Compensation Committee.  The scope of the Compensation Committee’s authority and responsibilities is set forth in its written charter, a copy of which is available on the Company’s website www.severnbank.com.  The chairperson, in consultation with other members of the Committee, sets the agenda of each meeting.  As provided under the Committee’s charter, the Committee may delegate its authority to special subcommittees as the Committee deems appropriate, consistent with applicable law and the Nasdaq Listing Rules.

The Role of Management in Determining or Recommending Executive Compensation.  As part of the review process, each executive is independently interviewed by the Compensation Committee, and provides input into the performance of the Company and the performance of each executive officer, including himself.  However, no executive officer participates in the Compensation Committee’s deliberations or decisions.

Role of Compensation Consultants in Determining or Recommending Executive Compensation.  Under its charter, the Compensation Committee has authority to retain, at the Company’s expense, such counsel, consultants, experts and other professionals as it deems necessary.  To date, the Compensation Committee has not relied on compensation consultants.  Instead, the Compensation Committee performs an informal survey of area companies and banks and reviews the compensation practices of the surveyed companies.

Risk Assessment.  In 2012, the Compensation Committee reviewed the Company’s compensation policies and practices for all employees, including executive officers, and determined that the Company’s compensation programs will not have a material adverse effect on the Company.  The Compensation Committee also reviewed the Company’s compensation programs for certain design features that have been deemed to have potential to encourage excessive risk-taking, including:

•	Compensation that is highly focused on equity;

•	Compensation that is overly weighted towards annual incentive; and

•	Unreasonable goals or thresholds.

The Compensation Committee concluded that the Company’s compensation policies and practices for all employees, including executive officers, do not encourage excessive risk-taking for the following reasons:

•
There were no options awarded in 2012; however, there were a total of 125,000 options awarded to executives and employees on January 2, 2013.  The Compensation Committee considered the impact of this award on excessive risk-taking and concluded that the amount of the award was not likely to have an impact;

•	There were no bonuses paid or base salary increases given to executive officers in 2012 and those given to employees were not based on unreasonable goals; and

•
While the Compensation Committee determines executive compensation in part based on the financial performance of the Company, financial performance is not measured on short-term performance targets.  The Compensation Committee has implemented and maintains compensation plans that tie a portion of an executive’s overall compensation to the financial performance of the Company, including an analysis of the Bank’s asset quality, interest rate risk exposure, capital position, net income and consistency of earnings. The Bank’s return on average assets and return on equity are also considered in determining executive compensation.

Audit and Examining Committee

The Audit and Examining Committee consists of: Eric M. Keitz, Chairman, John A Lamon III, Albert W. Shields, Mary Kathleen Sulick and Konrad M. Wayson. The Audit and Examining Committee is a separately-designated committee.  Each of the Audit and Examining Committee members is independent under the Nasdaq Listing Rules and the applicable SEC rules. The Audit and Examining Committee’s responsibilities are described in a written charter that was adopted by the Board of Directors, a copy of which is available on the Company’s website www.severnbank.com. The Audit and Examining Committee purpose is to oversee the accounting and financial reporting process of the Company and the audits of the financial statements of the Company.  In addition, it prepares an audit committee report as required by the SEC’s rules to be included in the Company’s annual proxy statement.  The Board has determined that Eric M. Keitz is the Audit and Examining Committee’s “financial expert,” as such term is defined by applicable federal securities laws.  The Audit and Examining Committee met five times in 2012.

Audit and Examining Committee Report

The Audit and Examining Committee has reviewed and discussed the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2012, with the Company’s management. The Audit and Examining Committee has discussed with ParenteBeard LLC, the Company’s independent auditor, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit and Examining Committee has received the written disclosures and the letter from ParenteBeard LLC required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit and Examining Committee concerning independence, and has discussed with ParenteBeard LLC the independence of ParenteBeard LLC. Based on the review and discussions described in this paragraph, the Audit and Examining Committee recommended to the Company’s Board of Directors that the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2012 be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 for filing with the SEC.

Audit and Examining Committee Members:

Eric M. Keitz, Chairman
John A. Lamon III
Albert W. Shields
Mary Kathleen Sulick
Konrad M. Wayson

The information contained in this Audit and Examining Committee Report is not “soliciting material” and has not been “filed” with the Securities and Exchange Commission.  This Audit and Examining Committee Report will not be incorporated by reference into any of the Company’s future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company may specifically incorporate it by reference into a future filing.

Recommendation:  The Board recommends a vote “FOR” the nominees for director.

Proposal 2:  Ratification of Appointment of Independent Auditor.

The Audit and Examining Committee has appointed ParenteBeard LLC as independent auditor for the year ending December 31, 2013.  Although action by the stockholders on this matter is not required, the Audit and Examining Committee believes it is appropriate to seek stockholder ratification of the appointment of the independent auditor to provide a forum for stockholders to express their views with regard to the Audit and Examining Committee’s appointment.  If the stockholders do not ratify the selection of the independent auditor, the Audit and Examining Committee will reconsider the appointment, but is not required to change its selection.  However, even if you ratify the selection, the Audit and Examining Committee may still appoint a new independent auditor at any time during the year if it believes that a change would be in the best interests of the Company and its stockholders.

ParenteBeard LLC has served as the Company's auditor since 2009, and prior to that, Beard Miller Company LLP (which combined with ParenteBeard LLC in 2009) had served as the Company’s auditor since 2003.  Representatives of ParenteBeard LLC will be present at the Annual Meeting, available to respond to your appropriate questions and able to make such statements as they desire.

Audit Fees.  The aggregate fees billed for professional services rendered for the audit of the Company’s annual financial statements for the fiscal years ended December 31, 2012 and December 31, 2011 and the review of the financial statements included in the Company’s Forms 10-Q for fiscal years 2012 and 2011 totaled $171,114 and $165,341, respectively.

Audit-Related Fees.  The aggregate fees billed for professional services rendered for audit-related services that are not disclosed in the paragraph captioned “Audit Fees” above, totaled $20,719 for the fiscal year ended December 31, 2012 and $19,296 for the fiscal year ended December 31, 2011.  These services related to the audit of the Company’s benefit plans.

Tax Fees.  The aggregate fees billed for professional services rendered for tax compliance, tax advice and tax planning for the fiscal years ended December 31, 2012 and December 31, 2011 were $35,744 and $37,667, respectively.

All Other Fees.  There were no fees billed for products and services, other than the services described in the paragraphs “Audit Fees”, “Audit-Related Fees” and “Tax Fees” above for the fiscal years ended December 31, 2012 and December 31, 2011.

Policy on Audit and Examining Committee Pre-Approval of Audit and Non-Audit Services of Independent Auditor

Among its other duties, the Audit and Examining Committee is responsible for appointing, setting compensation and overseeing the work of the independent auditor. The Audit and Examining Committee has established a policy regarding pre-approval of all audit and non-audit services provided by the independent auditor. On an ongoing basis, management communicates specific projects and categories of service for which the advance approval of the Audit and Examining Committee is requested. The Audit and Examining Committee reviews these requests and advises management if the Audit and Examining Committee approves the engagement of the independent auditor.  Pursuant to its pre-approval policies and procedures, the Audit and Examining Committee approved all of the foregoing audit and permissible non-audit services provided by ParenteBeard LLC in fiscal 2012 and 2011.

The Audit and Examining Committee reviews summaries of the services provided by ParenteBeard LLC and the related fees and has considered whether the provision of non-audit services is compatible with maintaining the independence of ParenteBeard LLC.

Recommendation:  The Board of Directors recommends a vote “FOR” the ratification of the selection of ParenteBeard LLC as the independent auditor for the year ending December 31, 2013.

Proposal 3:  Non-Binding, Advisory Vote on Executive Compensation.

The Emergency Economic Stabilization Act of 2008 (“EESA”) authorized the U.S. Department of the Treasury (“Treasury Department”) to purchase from financial institutions and their holding companies mortgage loans, mortgage-related securities and certain other financial instruments, including debt and equity securities issued by financial institutions and their holding companies in the Troubled Asset Relief Program (“TARP”).  The purpose of TARP was to restore confidence and stability to the U.S. banking system and to encourage financial institutions to increase their lending to customers and to each other.  Under the TARP Capital Purchase Program (“CPP”), Treasury purchased debt or equity securities from participating institutions.  On November 21, 2008 the Company entered into a Letter Agreement with the Treasury Department, pursuant to which the Company issued and sold (i) 23,393 shares of its Fixed Rate Cumulative Perpetual Preferred Stock, Series B, par value $0.01 per share and liquidation preference $1,000 per share (the “TARP Securities”), and (ii) a warrant to purchase 556,976 shares of the Company’s common stock at $6.30 per share, for an aggregate purchase price of $23,393,000 in cash.  Closing of the sale occurred on November 21, 2008.

The American Recovery and Reinvestment Act of 2009 (the “ARRA”) more commonly known as the economic stimulus package, was signed into law on February 17, 2009. In addition to a wide variety of programs intended to stimulate the economy, ARRA imposed significant requirements for and restrictions relating to the compensation arrangements of financial institutions that received government funds through TARP, including institutions like the Company that participated in the Capital Purchase Program prior to ARRA. These restrictions generally apply until a participant repays the financial assistance received through TARP or until the TARP Securities are auctioned and sold by the government to a third party that is not a federal government entity (the “TARP Period”).

 One of the requirements under EESA is that any proxy for a meeting of stockholders at which directors are to be elected which is held during the TARP Period permit a non-binding advisory vote on the compensation of the executives of the TARP participant, as described in the participant’s proxy statement. These proposals are commonly referred to as “say on pay” proposals.

Additionally, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) requires that stockholders of public companies vote to approve, on a non-binding, advisory basis, the compensation of executive officers and also vote on the frequency of such executive compensation vote, referred to as a “say-on-frequency” vote, in accordance with applicable SEC rules.  Under SEC rules, smaller reporting companies such as the Company were not required to conduct say-on-pay and say-on-frequency votes until annual meetings occurring on or after January 21, 2013; however, the SEC rules provide that a TARP recipient, such as Severn, is not required to provide a say-on-frequency vote until the first annual or other meeting of shareholders after repayment of all TARP financial assistance.  Accordingly, Severn is not presenting a say-on-frequency proposal for stockholder consideration at this meeting.

As a stockholder, you are being provided with the opportunity to provide an advisory vote on the Company's executive compensation as disclosed in this proxy statement through the following resolution:

"RESOLVED, that the stockholders approve the compensation of the Company's named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission (which disclosure shall include the compensation tables and narrative discussion) in the Company's proxy statement for the 2013 annual meeting of stockholders."

Because the vote is advisory, it will not be binding upon the Board of Directors, will not overrule any decision made by the Board of Directors, and will not create or imply any additional fiduciary duty on the Board of Directors. The Compensation Committee may, however, take into account the outcome of the vote when considering future executive compensation arrangements.

The Board of Directors believes that the Company's executive compensation program is reasonable in comparison both to similarly sized companies in the industry and to the performance of the Company during 2012. We also believe that the Company's compensation program strongly aligns the interests of the executives with the interests of the Company's stockholders in the creation of long-term value of the Company as well as the components that drive long-term value.

Recommendation:  The Board recommends a vote “FOR” approval of a non-binding advisory vote on executive compensation as described in the Executive and Director Compensation section of this Proxy Statement.

EXECUTIVE AND DIRECTOR COMPENSATION

Background

Because the Company does not have any employees, compensation decisions are made by the Compensation Committee of the Bank’s Board of Directors.  The Compensation Committee consists of: John A. Lamon III, Chairman, Raymond S. Crosby, David S. Jones, Eric M. Keitz, Albert W. Shields and Konrad M. Wayson.  Each of the members of the Bank’s Compensation Committee is independent under the Nasdaq Listing Rules as currently in effect.

The Compensation Committee operates under a written charter adopted by the Company’s Board of Directors.  The responsibilities of the Committee include:

•	formulating, evaluating and approving the compensation of the Company’s executive officers;
•	overseeing all compensation programs involving the issuance of the Company’s stock and other equity securities of the Company; and
•
to the extent required by SEC and TARP regulations, reviewing and discussing with the Company’s management the “Compensation Discussion and Analysis” section and preparing the Compensation Committee’s report thereon for inclusion in the Company’s annual proxy statement.

Objectives of the Compensation Program

The primary objectives of the Compensation Committee with respect to executive compensation are:

•	To attract and retain the best possible executive talent;
•	To tie annual and long-term cash and stock incentives to achievement of corporate and individual performance objectives; and
•	To align executives’ incentives with stockholder value creation.

To achieve these objectives, the Compensation Committee has implemented and maintains compensation plans that tie a portion of an executive’s overall compensation to the financial performance of the Company. Overall, the total compensation opportunity is intended to create an executive compensation program that is set at the median competitive levels of comparable public savings and loan companies.

The executive officers have no employment contracts.  Annually, the Bank’s Compensation Committee evaluates profiles of comparable financial institutions to assure that the compensation to its executive officers is comparable to similarly sized companies in the industry. Other factors used by the Compensation Committee in determining compensation for its executive officers include an assessment of the overall financial condition of the Bank, including an analysis of the Bank’s asset quality, interest rate risk exposure, capital position, net income and consistency of earnings. The Bank’s return on average assets and return on equity are considered and compared to its peer group.  In addition, the Compensation Committee interviews each executive officer individually and collectively to evaluate performance of the Company and the individual executive officers.  This input is used to determine the total compensation package for each executive officer, and the allocation between the different components within the compensation package. The complexity of the activities of the executive officers are considered, and intangible items are considered such as the reputation and general standing of the Bank within the community and the likelihood of continuing successful and profitable results.

Compensation Components

Compensation consists of the following components:

Base Salary.    Base salaries are used to attract and retain employees by providing a portion of compensation that is not considered “at risk.”  Base salaries are designed to reward the performance of our executive officers in the daily fulfillment of their responsibilities to the Company.  Base salaries for our executives are established based on the scope of their responsibilities and historical compensation levels, taking into account competitive market compensation paid by other companies for similar positions.  Generally, the Company believes that executive base salaries should be targeted near the median of the range of salaries for executives in similar positions and with similar responsibilities at comparable companies in line with the Company’s compensation philosophy. Base salaries are reviewed annually, and adjusted from time to time to realign salaries with market levels after taking into account individual responsibilities, performance and experience.

Annual Bonus.    The purpose of the annual bonus program is to align the interests of executive officers with Company stockholders by motivating executive officers to achieve superior annual financial and annual operational performance. The Company’s annual bonus plan for its executives provides for a discretionary cash bonus, dependent upon the level of achievement of corporate and personal goals. In addition, the discretionary bonus for the executive officers named in the proxy statement is determined based on the Company’s performance compared to budgets and projections.  The Board of Directors establishes specific financial and operational goals for the Company at the beginning of each year and annual discretionary bonus funding is in part related to achievement of these annual goals.  The Compensation Committee approves any award for the Chief Executive Officer and for each other executive officer. The Compensation Committee retains the right to award discretionary bonuses.

Long-Term Incentive Program.    The Compensation Committee believes that long-term performance is achieved through an ownership culture that encourages long-term performance by the Company’s executive officers through the use of stock-based awards. In connection with this, the Board of Directors adopted the Severn Bancorp, Inc. 2008 Equity Incentive Plan (the “2008 Plan”), which was ratified by our stockholders at the 2008 annual meeting.  The purpose of the 2008 Plan is to enable the Company to (i) promote the long-term retention of employees; (ii) further reward these employees, directors and other persons for their contributions to the Company’s growth and expansion; (iii) provide additional incentive to these employees, directors and other persons to continue to make similar contributions in the future; and (iv) to further align the interests of these employees, directors and other persons with those of the Company’s stockholders.  These purposes will be achieved by granting to such employees, directors and other persons, in accordance with the 2008 Plan, options, stock appreciation rights, restricted stock or unrestricted stock, deferred stock, restricted stock units or performance awards (collectively the “Awards”), for shares of the Company’s common stock.  By encouraging such stock ownership, the Company seeks to attract, retain and motivate the best available personnel for positions of substantial responsibility and to provide additional incentive to the Company’s directors and key employees and to promote the success of the business. In 2012, the Compensation Committee did not grant any options under the 2008 Plan, but did grant a total of 145,000 options to executive officers and employees on January 2, 2013, and will consider other Awards under the 2008 Plan when determining long-term incentive programs.  In January 2013, Mr. Bevivino and Mr. Lilly received 15,000 and 10,000 options, respectively, vesting in five equal annual installments of 20% each over a five year period at an exercise price of $3.37 per share.

Other Compensation.    The Company’s executive officers participate in other employee benefit plans generally available to all employees, including the following:

•
The Bank maintains a 401(k) plan, and contributes, on behalf of each participating employee, a matching contribution of 50% of salary deferred by an employee up to 6% of each participant’s salary.  The Bank’s plan also allows a non-matching profit sharing contribution to be determined at the discretion of the Board of Directors.

•
The Company maintains the ESOP for employees of the Bank and its subsidiaries.  The ESOP provides an opportunity for the employees of the Bank to become stockholders and thus strengthen their direct interest in the success of the Bank.  In addition, the ESOP assists the Bank in attracting and retaining capable personnel.  As of December 31, 2012, a total of 614,795 shares of the Company’s common stock were owned by the ESOP, of which 581,795 shares were allocated to employees.

In addition, our executive officers receive modest benefits, including health insurance; however, the Compensation Committee in its discretion may revise, amend or add to the officer’s benefits if it deems it advisable. The Compensation Committee believes these benefits are currently below median competitive levels for comparable companies. The Compensation Committee has no current plans to make changes to the levels of benefits provided.

Determination of Executive Compensation

Traditionally, the Compensation Committee reviews our executive compensation program in November of each year, although decisions in connection with new hires and promotions are made on an as-needed basis.  As part of the review process, each executive provides input into the performance of the Company and the performance of each executive officer, including himself.  However, no executive officer participates in the Compensation Committee’s deliberations or decisions.  Each executive’s current and prior compensation is considered in setting future compensation.  In addition, the Compensation Committee performs an informal survey of area companies and banks and reviews the compensation practices of the surveyed companies.  To some extent, the compensation plan (base salary, bonus and long-tem incentive program) is similar to the elements used by many companies; however, additional emphasis on fair treatment of all employees requires that the Company limits executive salaries at a level that does not prohibit us from competing for quality employees.  The exact salary, annual bonus and stock option grants are chosen in an attempt to balance our competing objectives of fairness to all employees and attracting and retaining executive officers.  The Compensation Committee also considered the favorable results of the nonbinding advisory vote on executive compensation held at the 2012 Annual Meeting of Stockholders.  Based on the informal survey of area companies and banks, the performance of the Company, and each of the executive officers in 2012, the Compensation Committee did not award a discretionary bonus to executive officers in 2012. The Compensation Committee had awarded Mr. Hyatt and Mr. Bevivino a modest bonus in 2011.   In addition, the Compensation Committee determined that salaries for Mr. Hyatt, Mr. Bevivino and Mr. Lilly would remain the same for 2013.  Mr. Hyatt had received a base salary increase of approximately 5% to $372,000 for 2012.  Mr. Bevivino’s base salary increased approximately 15% to $225,000 in 2012 as he transitioned from the role of Chief Financial Officer to Chief Operating Officer.  Mr. Lilly, was appointed Chief Financial Officer in February, 2012 with a base salary of $120,000.

Accounting and Tax Considerations

Generally, Section 162(m) of the Code, and the IRS regulations adopted under that section, which are referred to collectively as Section 162(m), denies a deduction to any publicly held corporation, such as the Company, for certain compensation exceeding $1,000,000 paid during each calendar year to each of the chief executive officer and the four other highest paid executive officers, excluding, among other things, certain qualified performance-based compensation.  The Company’s policy is to maximize the tax deductibility of compensation paid to our most highly compensated executives under Section 162(m).  For example, the 2008 Equity Incentive Plan was intended to satisfy an exemption for “qualified performance-based compensation” under Section 162(m).  TARP imposes additional requirements under Section 162(m).  For certain “covered executives” for purposes of Section 162 (m), during the TARP Period, the Company cannot deduct annual compensation for the covered executives in excess of $500,000.  The performance-based exception does not apply to this TARP related deduction limit.  Section 162(m) did not have any effect on the Company in 2012.

Compensation Committee Report

As discussed under the heading “Compensation Committee - Risk Assessment,” the Compensation Committee conducted a review of the Company’s compensations plans and programs. As a result of this review, and as required under EESA and the TARP regulations, the Compensation Committee is able to certify that:

•
The Committee has reviewed the senior executive officer (“SEO”) compensation plans and the Committee has made all reasonable efforts to ensure that these plans do not encourage SEOs to take unnecessary and excessive risks that threaten the value of the Company;

•	The Committee has reviewed the employee compensation plans and has made all reasonable efforts to limit any unnecessary risks these plans pose to the Company; and

•
The Committee has reviewed the employee compensation plans to eliminate any features of these plans that would encourage the manipulation of reported earnings of the Company to enhance the compensation of any employee.

Compensation Committee Members:

John A. Lamon III, Chairman
Raymond S. Crosby
David S. Jones
Eric M. Keitz
Albert W. Shields
Konrad M. Wayson

The information contained in this Compensation Committee Report is not “soliciting material” and has not been “filed” with the Securities and Exchange Commission.  This Compensation Committee Report will not be incorporated by reference into any of our future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company may specifically incorporate it by reference into a future filing.

Summary Compensation Table

The following table sets forth information regarding compensation earned by the Company’s Chief Executive Officer, our Chief Operating Officer and other most highly compensated executive officer during each of the last three fiscal years.

Summary Compensation Table

Name and Principal Position	Year	Salary(1)	Bonus(1)	Option Awards(2)	All Other Compensation(3)	Total

Alan J. Hyatt	2012	$372,000	$-	$-	$8,812	$380,812
President and Chief Executive	2011	$354,900	$15,000	$-	$3,317	$373,217
Officer	2010	$338,000	$15,000	$40,800	$7,410	$401,210

Thomas G. Bevivino	2012	$225,000	$-	$-	$15,853	$240,853
Executive Vice-President and	2011	$200,585	$10,000	$-	$10,584	$221,169
Chief Operating Officer (4)	2010	$188,000	$10,000	$42,800	$10,337	$251,137

Stephen W. Lilly (5)	2012	$120,000	$-	$-	$173	$120,173
Senior Vice-President and
Chief Financial Officer

(1)	Amounts reflect compensation for services rendered in year indicated.

(2)
This column reflects the aggregate grant date fair value of options awarded in 2010 in accordance with FASB ASC 718.  Additional information regarding the size of the awards is set forth below under “Narrative to Summary Compensation Table” and the “Outstanding Equity Awards” table. For information concerning the assumptions made in the valuation of these options, see Note 12 to the Company’s consolidated financial statements contained in the Annual Report on Form 10-K for the fiscal year ended December 31, 2012. There were no options granted in 2012 or 2011.

(3) All other compensation for 2012 consisted of the following elements:

Name and Principal Position	Year	Health Care Contribution(a)	401 (k) Matching Contribution(b)	ESOP Plan(c)	Total

Alan J. Hyatt	2012	$-	$3,433	$5,379	$8,812
President and Chief Executive Officer

Thomas G. Bevivino	2012	$4,173	$6,750	$4,930	$15,853
Executive Vice-President and Chief Operating Officer

Stephen W. Lilly	2012	$-	$173	$-	$173
Senior Vice-President And Chief Financial Officer

(a)	Amounts reflect contributions made by the Company for the executive’s health insurance premiums in excess of the amounts the Company would otherwise contribute.

(b)               Amounts reflect matching contributions made by the Company for the executive’s 401 (k) plan.

(c)
Amounts reflect contributions by the Company to the executive’s ESOP account in 2012 for 2011.  Amounts to be contributed by the Company to the executive’s ESOP account for 2012 have not yet been determined and are expected to be determined during the second quarter of 2013.

 (4)       Mr. Bevivino became Chief Operating Officer in December 2011 and was the Chief Financial Officer or acting Chief Financial Officer until February 2012.

 (5)      Mr. Lilly became an employee and Chief Financial Officer in February 2012.

Narrative to Summary Compensation Table

The Company does not have employment agreements with the executive officers. Salary and bonus decisions concerning executive officers are made by the Compensation Committee as described above.  The base salaries for 2013 for Messrs. Hyatt, Bevivino and Lilly are $372,000, $225,000 and $120,000, respectively.

Outstanding Equity Awards at Fiscal Year-End Table

The following table includes certain information with respect to the value of all unexercised options previously awarded to the executive officers listed in the Summary Compensation Table as of December 31, 2012:

Outstanding Equity Awards at Fiscal Year End 2012

	Option Awards
Name and Principal Position	Option Grant Date	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable		Option Exercise Price	Option Expiration

Alan J. Hyatt	03/16/10	8,000	12,000	(1)	$4.540	03/16/15
President and Chief Executive Officer

Thomas G. Bevivino	03/16/10	8,000	12,000	(1)	$4.130	03/16/15
Executive Vice-President and
Chief Operating Officer

Stephen W. Lilly	-	-	-		-	-
Senior Vice-President and
Chief Financial Officer

 (1)  The options vest in five equal annual installments of 20% upon each of the first five anniversaries of the date of the grant on March 16, 2010.

Options Exercised and Stock Vested

No options were exercised by an executive officer in 2012 and the Company had no outstanding stock awards during 2012.

Potential Payments upon a Termination of Employment or Change in Control

The Company does not have employment agreements, severance or “change in control” agreements with its executive officers.

Under the 2008 Plan, all outstanding stock options automatically will become exercisable upon the termination of the employment of the holder due to death or permanent disability.

In the event of a “change in control,” as defined in the Company’s 2008 Plan, all outstanding stock options will become immediately exercisable, as determined by the Compensation Committee in its sole discretion.  The Company’s 2008 Plan defines “change of control” to  mean: (i) the sale of all, or a material portion, of the assets of the Company; (ii) a merger or recapitalization of the Company whereby the Company is not the surviving entity; (iii) an acquisition by which a person becomes a controlling stockholder within the meaning of  federal banking regulations; or (iv) the acquisition, directly or indirectly, of the beneficial ownership (within the meaning of that term as it is used in Section 13(d) of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder) of ten percent or more of the outstanding voting securities of the Company by any person, entity, or group; provided, however, that a change in control of the Company shall not include the acquisition or disposition of securities of the Company by any person in control of the Company at the time of the adoption of the plan and shall not include any subsequent acquisition or disposition of the securities of the Company by any person owned or controlled by, or under common control with, a person in control of the Company at the time of the adoption of these plans.

In the event of a change of control, the Compensation Committee, in its sole discretion, will take one or a combination of the following actions to be effective as of the date of such change in control:

•	provide that such options shall be assumed, or equivalent options shall be substituted by the acquiring or succeeding corporation, or

•
provide that the participants will receive upon the closing of the change in control transaction a cash payment for each option surrendered equal to the difference between (1) the market value of the consideration to be received for each share of our common stock in the change in control transaction times the number of shares subject to a surrendered option and (2) the aggregate exercise price of such surrendered options.

There is no intrinsic value of the unvested stock options held by each executive officer named in the Summary Compensation Table because the exercise price of such options is below the closing price of the Company’s common stock as of December 31, 2012.

In the event that the employment of executive officers was terminated for any other reason on December 31, 2012, none of the unvested options would vest and all such options would expire.

In the event that the employment of an executive officer was terminated due to disability or death on December 31, 2012, they or their estate would be entitled to payments under disability or life insurance plans that the Company maintains for all full-time employees.

Director Compensation

For 2012, non-employee directors of the Company received a fee of $750 per attended meeting and non-employee directors of the Bank received $1,550 per attended meeting.  Each director of the Company is also a director of the Bank.   Meetings of the directors of the Company are held immediately before or after meetings of the directors of the Bank.  Mr. Melvin Meekins, served as the Vice-Chairman of the Board of Directors prior to his retirement in April 2012 and received $5,500 per attended meeting through April 2012.  In addition, each non-employee member of a committee of the Board of Directors received a fee for committee meetings attended in 2012 as follows:  $880 per Compensation Committee meeting; $800 per Corporate Governance Committee meeting; and $880 per Audit and Examining Committee meeting.  The Chairman of each committee received an additional $270 per meeting.  A total of $326,771 was paid as directors’ fees and committee fees for the Company and the Bank in 2012.

The Board of Directors decided that for 2013, there would be no change in any of the fees payable to non-employee directors described above.

Non-employee directors are eligible to receive awards under the 2008 Plan, although no grants were made in 2012.

The following table sets forth a summary of the compensation the Company paid to our non-employee directors in 2012:

Director Compensation for 2012

Name	Fees earned or paid in cash(1)	Total(2)

Raymond S. Crosby	$26,360	$26,360

James H. Johnson, Jr.	$25,400	$25,400

David S. Jones	$22,460	$22,460

Eric M. Keitz	$38,310	$38,310

John A. Lamon III	$38,300	$38,300

Melvin E. Meekins, Jr.(3)	$29,797	$29,790

Ronald P. Pennington(3)	$22,377	$22,377

T. Theodore Schultz(3)	$23,257	$23,257

Albert W. Shields	$37,770	$37,770

Mary Kathleen Sulick	$24,760	$24,760

Konrad M. Wayson	$37,380	$37,380

(1)  For 2012, non-employee directors of the Company received a fee of $750 per attended meeting and non-employee directors of the Bank received a fee of $1,550 per attended meeting.  Each director of the Company is also a director of the Bank.  Meetings of the directors of the Company are held immediately before or after meetings of the directors of the Bank.  In addition, each non-employee director received fees ranging from $800 to $880 for each committee meeting attended.  The Chairman of each committee received an additional $270 per meeting attended.

(2)   No stock options were granted to directors in 2012. At December 31, 2012, there were no option awards outstanding for non-employee directors.

(3)   Mr. Meekins, Mr. Pennington and Mr. Schultz retired as directors of the Company and the Bank effective at the annual meeting in April 2012 and now serve as Director Emeritus.  For each meeting of the Company and the Bank attended, a Director Emeritus receives a fee of $500 and $1,033, respectively.  As Director Emeritus, Mr. Meekins, Mr. Pennington and Mr. Schultz do not serve on any committees.

Compensation Committee Interlocks and Insider Participation

No member of our Board’s Compensation Committee has served as one of our officers or employees at any time. None of our executive officers serve as a member of the board of directors or compensation committee of any other company that has an executive officer serving as a member of our Board of Directors or Compensation Committee.

Certain Transactions with Related Persons

Alan J. Hyatt, who is an affiliated person by virtue of his stock ownership and positions as director and President of the Company and the Bank, is a partner of the law firm of Hyatt & Weber, P.A., which serves as general counsel to the Company and the Bank.  The law firm of Hyatt & Weber, P.A. received fees in the amount of $683,152 and $827,194 for services rendered to the Company and to the Bank and its subsidiaries for the years ended December 31, 2012 and 2011, respectively. The law firm received $246,333 and $239,447 in fees from borrowers who obtained loans from the Bank for the year ended December 31, 2012 and 2011, respectively.  Mr. Hyatt’s interest in these fees is not determinable.

During January, 2007, Hyatt & Weber, P.A. entered into a five year lease agreement with HS West, LLC, a wholly owned subsidiary of the Company to lease office space from the Company.  The term of the lease was five years with the option to renew the lease for three additional five year terms.  The monthly lease payment is $20,056, which increases 2% annually beginning with the third anniversary of the lease.  The first option to renew was exercised in January 2012.  Total rental income received by the Company during 2012 and 2011 was $250,396 and $245,486, respectively.  In addition, Hyatt & Weber, P.A. reimburses the Company for its share of common area maintenance and utilities.  The total reimbursement for 2012 was $130,996.

An entity in which David S. Jones cofounded and serves as the Secretary/Treasurer provides services to the Bank.  Fees paid by the bank for those services totaled $7,395 and $294,058 for the years ended December 31, 2012 and 2011, respectively.

In November 2008, the Company completed a private placement of units, each unit consisting of 6,250 shares of the Company’s Series A 8.0% Non-Cumulative Convertible Preferred Stock and a Subordinated Note in the original principal amount of $50,000.  The following table shows the outstanding principal due on the Subordinated Notes as of December 31, 2012 (which did not change during the year) and the total interest paid or accrued on the Subordinated Notes for 2012 and 2011 with respect to Subordinated Notes held by directors, nominees for director, executive officers and greater than 5% stockholders of Severn Bancorp, Inc., or their family members or affiliates:

Name	Principal of Subordinated Notes	Interest Paid or Accrued in 2012	Interest Paid or Accrued in 2011

Thomas G. Bevivino	$25,000	$2,000	$2,000

Alan J. Hyatt(1)	$100,000	$8,000	$8,000

Louis Hyatt(2)	$150,000	$12,000	$12,000

Melvin Hyatt(2) (3)	$25,000	$2,000	$2,000

John A. Lamon, III	$50,000	$4,000	$4,000

Melvin E. Meekins, Jr.(4)	$75,000	$6,000	$6,000
.
Ronald P. Pennington(2) (4)	$25,000	$2,000	$2,000

T. Theodore Schultz(4)	$25,000	$2,000	$2,000

Albert W. Shields	$150,000	$12,000	$12,000

Konrad M. Wayson	$50,000	$4,000	$4,000

______________________

(1)	Mr. Alan Hyatt and his wife hold one Subordinated Note and Crownsville Family Limited Partnership, of which Mr. Alan Hyatt is a general partner holds one Subordinated Note.

(2)	Subordinated Notes are owned jointly with their spouse.

(3)	Retired from the Board at the annual meeting in April 2010.

(4)	Retired from the Board at the annual meeting in April 2012.

Louis Hyatt, a 10% stockholder and the father of Alan J. Hyatt, is a real estate broker at Hyatt Commercial, a wholly owned subsidiary.  As a real estate broker, Louis Hyatt earned $60,742 and $37,013 in commissions from Hyatt Commercial during 2012 and 2011, respectively.  In addition, Hyatt Commercial provided health insurance benefits to Louis Hyatt during 2012 and 2011 at a cost of $1,813 and $2,900, respectively.

The Bank has, and expects to continue to have, loan and other banking transactions (including, but not limited to, checking, savings and time deposits) with certain of its directors, nominees for director, officers, certain of their immediate family members and certain corporations or organizations with which they are affiliated. All such loan and other banking transactions (i) have not been classified as nonaccrual, past due, restructured or potential problems, (ii) were made in the ordinary course of business, (iii) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons not related to us, and (iv) did not involve more than the normal risk of collectibility or present other unfavorable features.

In March 2007, the Company adopted written policies and procedures regarding approval of transactions between the Company and any employee, officer, director and certain of their family members and other related persons required to be reported under Item 404 of Regulation S-K.  Under these policies, a majority of the disinterested members of the Audit and Examining Committee must approve any transaction between the Company and any related party that involves more than $10,000.  If a majority of the members of the Audit and Examining Committee are interested in the proposed transaction, then the transaction must be approved by a majority of the disinterested members of the Board (excluding directors who are employees of the Company).  The Chair of the Audit and Examining Committee has the delegated authority to pre-approve or ratify (as applicable) any related party transaction in which the aggregate amount involved is expected to be less than $120,000.  In determining whether to approve or ratify a related party transaction, the Audit and Examining Committee will take into account, among other factors it deems appropriate, whether the related party transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related party’s interest in the transaction.  After adopting this policy, the Audit and Examining Committee ratified each of the transactions described above and approved the continuation of such transactions for the current year on substantially the same terms and conditions.

DATE FOR SUBMISSION OF STOCKHOLDER PROPOSALS
FOR INCLUSION IN PROXY STATEMENT

Any proposal that a Company stockholder wishes to have included in the Company’s proxy statement and form of proxy relating to the Company’s 2014 Annual Meeting of Stockholders under Rule 14a-8 of the Securities Exchange Act of 1934, as amended must be received by the Company’s Secretary at Severn Bancorp, Inc., 200 Westgate Circle, Suite 200, Annapolis, Maryland 21401 on or before November 19, 2013.   Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement and form of proxy for such meeting any stockholder proposal that does not meet the requirements of the SEC in effect at the time, including Rule 14a-8.

In addition, stockholders are notified that the deadline for providing the Company timely notice of any stockholder proposal submitted outside of the Rule 14a-8 process for consideration at the Company’s 2014 Annual Meeting of Stockholders is 60 days prior to the 2014 Annual Meeting of Stockholders.  For example, assuming that the 2014 Annual Meeting is held on April 22, 2014, then the notice would be due on or before February 21, 2014.  With respect to any proposal which the Company does not have notice of on or prior to such 60 day notice period, discretionary authority shall be granted to the persons designated in the Company’s proxy related to the 2014 Annual Meeting of Stockholders to vote on such proposal.

ANNUAL REPORT AND FINANCIAL STATEMENTS

A copy of the Company’s Annual Report to Stockholders for the year ended December 31, 2012 accompanies this Proxy Statement.

Upon receipt of a written request, the Company will furnish to any stockholder without charge a copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 and the exhibits thereto required to be filed with the SEC under the Securities Exchange Act of 1934. Such written request should be directed to:

Thomas G. Bevivino
Executive Vice President and Secretary
Severn Bancorp, Inc.
200 Westgate Circle, Suite 200
Annapolis, Maryland  21401

The Form 10-K is not part of the proxy solicitation materials.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors, certain officers and persons who own more than 10% of its common stock, to file with the Securities and Exchange Commission initial reports of ownership of the Company’s equity securities and to all subsequent reports when there are changes in such ownership. Based on a review of reports submitted to the Company, the Company believes that during the fiscal year ended December 31, 2012 all Section 16(a) filing requirements applicable to the Company’s officers, directors, and more than 10% owners were complied with on a timely basis except that Messrs. Crosby, Johnson, Jones and Lilly and Ms. Sulick did not timely file a Form 3 Report and Mr. Lamon did not timely file a Form 4 Report with respect to one transaction.

COMMUNICATIONS WITH DIRECTORS

If any stockholder wishes to communicate with a member of the Board of Directors, the stockholder may communicate in writing to 200 Westgate Circle, Suite 200, Annapolis, Maryland 21401, attention: Thomas G. Bevivino, via first class mail, or by facsimile at (410) 260-2059.  Stockholders may also speak with the directors who attend the Annual Meeting.  All communications received by Mr. Bevivino will be distributed to all members of the Board of Directors.

OTHER MATTERS

As of the date of this proxy statement, the Board of Directors does not know of any other matters to be presented for action by the Stockholders at the Annual Meeting. If, however, any other matters not now known are properly brought before the Annual Meeting, the persons named in the accompanying proxy will vote such proxy in accordance with the determination of a majority of the Board of Directors.  The enclosed proxy confers discretionary authority to vote with respect to any and all of the following matters that may come before the Annual Meeting: (i) matters which the Company did not receive notice by February 22, 2013 were to be presented at the Annual Meeting; (ii) approval of the minutes of a prior meeting of the stockholders, if such approval does not amount to ratification of the action taken at the Annual Meeting; (iii) the election of any person to any office for which a bona fide nominee named in this Proxy Statement is unable to serve or for good cause will not serve; (iv) any proposal omitted from this Proxy Statement and the form of the  proxy pursuant to Rules 14a-8 or 14a-9 under the Securities Exchange Act of 1934; and (v) matters incident to the conduct of the Annual Meeting.

By order of the Board of Directors

/s/

Thomas G. Bevivino
Secretary
Annapolis, Maryland
March 19, 2013